Investor Presentation – Third Quarter 2022 November 2022 Financial Information for the three and nine months ended September 30, 2022 EXHIBIT 99.2

1 Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," “confident,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward- looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix.

2 Q3 2022 Year-to-date Highlights Revenue $1.03 billion 16.7% vs. prior year Adjusted Net Income2 $48.8 million 3.9% vs. prior year Book Value per share2,3 $10.68 (0.3)% vs. 6/30/22 Net Loss1 $(9.1) million vs. prior year net income of $38.6 million Overall  Adj. net income2 of $48.8mm, with a 14.2% adj. ROAE2, driven by strong performance in insurance & shipping.  Closed the previously announced $200mm strategic investment in Fortegra by Warburg Pincus.  Closing of the investment in Fortegra increased Tiptree equity by $63.2mm pre-tax, partially offset by $38.2mm of tax impact related to the tax deconsolidation of Fortegra ($24.1mm impacting Q3’22 YTD earnings).  Repaid $112.5mm of corporate debt.  Sold all three dry bulk vessels for $67.7mm & signed definitive agreements to sell remaining two product tankers for $49.0mm, a 44% gain compared to Q3’22 book value. We expect sales to close in Q4’22.  Repurchased 158,162 shares for the nine months at an average price of $10.43 per share. Insurance  $1.96 Bn of gross written premiums & premium equivalents (GWPPE)4, a 21% increase from PY driven by growth in specialty admitted & E&S insurance lines & fee-based service contract offerings.  Stable combined ratio at 91.0%, driven by operating efficiencies.  Adj. net income of $59.9mm, up 29% from PY driven by revenue growth. Adj. ROAE of 25.8%.  Acquired ITC Compliance in April 2022, further expanding its presence in Europe. Tiptree Capital  Mortgage & shipping contributed pre-tax income of $23.8mm, partially offset by mark-to-market losses. ($ in millions, except per share information) 1 Net income (loss) attributable to common stockholders. 2 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. Adjusted net income is presented before the impacts of non-controlling interests. 3 Quarterly total return defined as cumulative dividends paid of $0.04 per share plus change in book value per share as of September 30, 2022. 4 Gross written premium and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Financial Results

TiptreeInc.

($ in millions, except per share information)

	Q3'21	Q3'22	Q3'21 YTD	Q3'22 YTD
Total Revenues	$286.6	$363.5	$881.0	$1,028.2
Net income (loss)	$2.0	$14.2	$38.6	$(9.1)
Diluted EPS	$0.06	$0.38	$1.11	$(0.26)
Adjusted net income[1]	$20.7	$19.4	$47.0	$48.8
Adjusted ROAE[1]	20.5%	14.8%	16.2%	14.2%
Total shares outstanding			33.9	36.2
Book Value per share[1]			$11.37	$10.68

Adjusted Net Income by business


$17.8
$12.4
$12.1
$(6.7)
$20.7
$9.5
$19.5
$(8.3)
$19.4
$4.9
$19.8
$(5.3)
Q3'20
Q3'21
Q3'22
$35.2
$23.1
$29.8
$(17.7)
$47.0
$23.6
$46.4
$(23.0)
$48.8
$9.8
$59.9
$(20.8)
Q3'20 YTD
Q3'21 YTD
Q3'22 YTD
Tiptree Capital
Fortegra
Corporate

Key Highlights – Q3'22

Revenues

- 26.8% increase driven by growth in Fortegra's specialty insurance lines and shipping revenues, including gain on sale of two vessels
- Excluding investment gains and losses, revenues were up 17.7%

Net income of $14.2mm driven by gain on sale of two dry bulk vessels

Adj net income of $19.4mm, decreased by 6.4% from PY;

- Continued revenue growth at Fortegra, strong contributions from shipping, more than offset by declines in mortgage business

BVPS of $10.68 decreased by 4.7%[2] over PY and 0.3%[2] from PQ

- Rising interest rates drove unrealized losses on fixed income securities of $18.1mm for Q3'22 and $56.5mm for Q3'22 YTD (AOCI impact); expect to hold to maturity
- Q2'22 closing of the Warburg investment resulted in $63.2mm pre-tax impact to equity, offset by $38.2mm of tax impact related to the tax deconsolidation of Fortegra

1 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. Adjusted net income is presented before the impacts of non-controlling interests.
2 Includes dividends paid. Quarterly total return defined as dividends paid of $0.04 per share plus change in book value per share as of September 30, 2022.

3

Specialty Insurance Performance Highlights Q3’22

Fortegra – Financial Performance Highlights

TiptreeInc.

($ in millions)

Summary Financials

	Q3'21	Q3'22	Q3'21 YTD	Q3'22 YTD
Premiums & equivalents[2]	$588.1	$761.4	$1,618.1	$1,957.0
Revenue	$246.7	$327.0	$721.5	$903.4
Pre-tax income (loss)	$13.3	$15.3	$49.6	$39.1
Adjusted net income[1]	$19.5	$19.8	$46.4	$59.9
Adjusted ROAE[1]	26.8%	24.8%	20.9%	25.8%
Combined ratio	89.6%	91.5%	91.0%	91.0%
Unearned Premiums & Deferred Revenues			$1,564.4	$1,978.2

Insurance products

Underwriting and Fee Revenues[1]



$251
$330
15
61
175
15
72
244
Europe Warranty Solutions
U.S. Warranty Solutions
U.S. Insurance
Q3'21
Q3'22

Underwriting and Fee Margin[1]



$66
$71
5
23
37
5
23
43
Europe Warranty Solutions
U.S. Warranty Solutions
U.S Insurance
Q3'21
Q3'22

Combined Ratio



89.6%
91.5%
15.8%
73.8%
13.1%
78.5%
Expense Ratio
Underwriting Ratio
Q3'21
Q3'22

Q3'22 Highlights & Outlook

1. Product & distribution expansion driving continued growth, while maintaining underwriting discipline
   - Unearned premiums and deferred revenue grew to $2.0Bn, a 26% increase year-over-year
   - Underwriting & fee revenues increased to $330mm, up 31% from PY
   - Continued investment in strategic initiatives
     - ✓ Specialty admitted & E&S lines
     - ✓ Capital-light warranty solutions
     - ✓ European expansion
2. Produced stable, growing results from underwriting and fees
   - Underwriting margin of $71mm, up 8%, driven by growth in U.S. Insurance admitted and E&S lines
   - Year-to-date combined ratio consistent at 91.0%
3. Capital and liquidity remain strong and continue to support growth objectives

1 See appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin. Adjusted net income is presented before the impacts of non-controlling interests.
2 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

5

Growth oriented while maintaining underwriting profitability

TiptreeInc.

($ in millions, all figures represent Q3 year-to-date)

Gross Written Premiums & Equivalents[1]



U.S. Insurance
U.S. Warranty Solutions
Europe Warranty Solutions
CAGR: 28%; Organic CAGR: 22%
$935
24
209
702
$1,176
35
399
742
$1,618
70
482
1,066
$1,957
98
542
1,318
Q3'19
Q3'20
Q3'21
Q3'22

Underwriting & Fee Revenues and Margin[2]



U/W & Fee Revenues
CAGR: 26%
$454
3
65
386
$501
15
116
369
$707
35
168
504
$916
43
200
673
Q3'19
Q3'20
Q3'21
Q3'22
U/W & Fee Margin
CAGR: 25%
$104
1
28
75
$126
6
43
77
$177
10
65
102
$204
16
64
124
Q3'19
Q3'20
Q3'21
Q3'22

Combined Ratio



Expense Ratio
U/W Ratio
92.8%
15.8%
77.0%
92.1%
17.2%
74.9%
91.0%
16.1%
74.9%
91.0%
13.2%
77.8%
Q3'19
Q3'20
Q3'21
Q3'22

Adjusted Net Income[2]



Adj. ROAE%1
10%
14%
21%
26%
CAGR: 39%
Adj. Net Income
$22.2
$29.8
$46.4
$59.9
Q3'19
Q3'20
Q3'21
Q3'22

1 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.
2 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin. Adjusted net income is presented before the impacts of non-controlling interests.

6

Investment Portfolio Cash & Equivalents 34% Government & Agency 32% Corporate Bonds 14% Fixed Income ETFs 5% Muni & ABS 6% Equities 2% Other Alternatives 7% Cash & Equivalents 38% Government & Agency 35% AA 5% A 13% BBB 4% Fixed Income ETFs 5% $1,017mm 7 Asset Allocation Liquid and Highly-Rated Fixed Income Portfolio ($ in millions) 683 1,017 149 97 $832 $1,113 Q3'21 Q3'22 Other investments Fixed Income & Cash Return Metrics (Pre-tax) $1,113mm ◼ 2.1 year duration ◼ AA+ rating ◼ 2.0% book yield Q3’21 Q3'22 Q3’21 YTD Q3’22 YTD Net investment income $3.3 $3.6 $9.3) $10.2 Net realized and unrealized gains (losses) $(7.5) $(6.4) $5.0 $(23.2)

Performance Highlights Q3’22

Tiptree Capital – Financial Performance Highlights

TiptreeInc.

($ in millions)

Capital Allocation


$179.8
4.7
29.5
63.7
81.9
Q3'21
$123.1
3.4
16.1
56.7
46.9
Q3'22
Other
Seniors Housing (Invesque/Care)[2]
Mortgage
Maritime transportation

Financial drivers

	Pre-tax income (loss)			
	Q3'21	Q3'22	Q3'21 YTD	Q3'22 YTD
Mortgage	$6.3	$(0.9)	$25.1	$3.3
Senior living (Invesque)[2]	(10.4)	(1.4)	3.5	(12.9)
Maritime transportation	5.2	20.0	7.7	36.5
Other	0.5	0.4	1.7	(3.1)
Total	$1.6	$18.1	$38.0	$23.8

Q3'22 Year-to-date Highlights

Maritime transportation:

- Charter rates remained strong in Q3 for tankers
- Favorable valuations led to strategic sales of vessels
- Definitive agreement to sell two tankers in Q3'22, expected to close in Q4'22

Mortgage:

- Mortgage origination volumes of $941mm, down 20% from PY
- Headwinds in volumes and margins partially offset by servicing revenues and active cost management
- MSRs of $42mm, including $8.0mm positive MTM in the year

Senior living (Invesque – IVQ.U):

- Observing positive operating trends in certain healthcare real estate sectors
- Unrealized losses of $12.9mm, compared to PY gains of $3.5mm

1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income.
2 17.0m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value - $20.9 million, $17.3 million in Tiptree Capital as of September 30, 2022.

9

01 Summary & Outlook

Financial Snapshot 11 ($ in millions) LTM Adjusted Net Income1 1) See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income. Adjusted net income is presented before the impacts of non-controlling interests. 2) Estimated based on Warburg Pincus valuation multiple of 13.5x Adj. Net Income, multiplied by LTM Adj. Net Income of $80.3 million, multiplied by Tiptree’s 72.5% as converted ownership as of Q3’22, less deferred tax liability of $38.2 million recorded as of Q3’22. 3) Includes Tiptree Inc. stockholders’ equity of Mortgage, Tiptree Capital – Other and Corporate, excluding the deferred tax liability relating to Tiptree’s investment in Fortegra. 4) Diluted shares as of September 30, 2022, represents basic outstanding shares of 36,247,257 plus dilutive shares of 1,183,350 which includes unvested RSUs and outstanding options (assumed to be exercised cashless). Adj ROAE% 16.5% 14.3% Sum of the Parts $63.2 $65.7 Q3'21 Q3'22 $748 million2 (Transaction multiple) $240 million3 (Book value ex. NCI) $988 million $19.98 Value/TIPT diluted share4 Pro-forma SOTP Value $6.41 $26.39

12 ❑ Significant opportunities to achieve value creation objectives at Fortegra ❑ Capital available to redeploy into long-term value creating opportunities Summary & Outlook ($ in millions) ✓ Strong operating performance from our businesses – Fortegra continues to deliver strong top-line growth and return on equity – Solid contributions from favorable shipping environment both in charter rates and vessel valuations ✓ $200mm investment in Fortegra from Warburg Pincus closed in Jun’22 1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income and Adjusted return on average equity. Nine Month 2022 Highlights Looking Ahead

Appendix Non-GAAP Reconciliations • Insurance underwriting and fee revenue • Insurance underwriting and fee margin • Book Value per share • Adjusted net income

LTM Operating Performance

TiptreeInc.

($ in millions)

Q3’22 Capital Allocation & Annual Performance Comparison

Business Lines	Stockholders’ Equity[1]	Adjusted Net Income[2]	
	Q3’22	Q3’21 LTM	Q3’22 LTM
Fortegra	**$314.2**	**$60.0**	**$80.3**
- Underwriting & fees		$51.3	$70.6
- Investments		$8.7	$9.7
Tiptree Capital	**$123.1**	**$33.6**	**$14.3**
Corporate	**$82.3**	**$(30.4)**	**$(28.9)**
Total Tiptree	**$519.6**	**$63.2**	**$65.7**

Q3’22 LTM Highlights

Adjusted net income of $65.7mm, up 3.9% from Q3’21 LTM

- Adjusted return on average equity of 14.3%[1]

Fortegra: *26.4% Adj. ROAE*

- Growth in insurance underwriting and fee revenues
- Expect continued growth in specialty and warranty lines
- Consistency in combined ratio year-over-year

Tiptree Capital: *9.4% Adj. ROAE*

- Positive operating contributions from shipping
- Headwinds in mortgage business partially offset by servicing revenues and active cost management

1 Represents total stockholders’ equity. Total stockholders’ equity net of non-controlling interests was $387.3 million as of September 30, 2022.
2 See the appendix for a reconciliation of Non-GAAP metrics including Adjusted net income and adjusted return on average equity. Adjusted net income is presented before the impacts of non-controlling interests.

14

Non-GAAP Reconciliations 15 Adjusted Net Income We define adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. Adjusted net income is presented before the impacts of non-controlling interests. We present adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of FFC in 2014, Defend in 2019, and Smart AutoCare and Sky Auto in 2020. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP. We define adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Insurance – Underwriting and Fee Revenues We generally manage our exposure to the underwriting risk we assume using both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid are adjusted based on the actual underlying losses incurred), which mitigate our risk. Period-over-period comparisons of revenues and expenses are often impacted by the Producer Owned Reinsurance Company (PORCs) and distribution partners’ choice as to whether to retain risk, specifically service and administration fees and ceding commissions, both components of revenue, and policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the underwriting performance of the Company’s programs and the respective retentions between the Company and its agents and reinsurance partners, we use non-GAAP metrics of underwriting and fee revenues and underwriting and fee margin. We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently. Insurance - Underwriting and Fee Margin We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

16 Non-GAAP Reconciliations – Underwriting & Fee Revenues & Margin ($ in thousands, except per share information) 2022 2021 2020 2022 2021 Total revenues 327,028$ 246,706$ 174,005$ 903,388$ 721,524$ Less: Net investment income (3,632) (3,330) (3,023) (10,164) (9,331) Less: Net realized and unrealized gains (losses) 6,382 7,492 (659) 23,151 (5,004) Underwriting and fee revenues 329,778$ 250,868$ 170,323$ 916,375$ 707,189$ 2022 2021 2020 2022 2021 Income (loss) before income taxes 15,304$ 13,337$ 13,447$ 39,057$ 49,569$ Less: Net investment income (3,632) (3,330) (3,023) (10,164) (9,331) Less: Net realized and unrealized gains (losses) 6,382 7,492 (659) 23,151 (5,004) Plus: Depreciation and amortization 4,742 4,307 2,329 13,697 12,905 Plus: Interest expense 5,027 4,268 3,988 15,166 13,097 Plus: Employee compensation and benefits 22,071 19,526 15,969 64,159 57,007 Plus: Other expenses 21,083 20,045 11,666 58,521 59,168 Underwriting and fee margin 70,977$ 65,645$ 43,717$ 203,587$ 177,411$ 2022 2021 2020 Total stockholders’ equity 519,574$ 402,142$ 361,691$ Less: Non-controlling interests (132,295) (16,930) (13,953) Total stockholders’ equity, net of non-controlling interests 387,279$ 385,212$ 347,738$ Total common shares outstanding 36,247 33,889 33,563 Book value per share 10.68$ 11.37$ 10.36$ Three Months Ended September 30, 2022 Nine Months Ended September 30, 2022 Three Months Ended September 30, 2022 Nine Months Ended September 30, 2022 As of September 30,

Non-GAAP Reconciliations – Adjusted Net Income

TiptreeInc.

($ in thousands)

Three Months Ended September 30, 2022

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 15,304	$ (940)	19,077	(8,316)	25,125
Less: Income tax (benefit) expense	(3,765)	92	(3,963)	2,568	(5,068)
Less: Net realized and unrealized gains (losses)	6,382	(82)	(12,694)	-	(6,394)
Plus: Intangibles amortization [1]	4,115	-	-	-	4,115
Plus: Stock-based compensation expense	33	-	75	1,588	1,696
Plus: Non-recurring expenses	89	-	53	-	142
Plus: Non-cash fair value adjustments	0	-	(130)	-	(130)
Less: Tax on adjustments [2]	(2,327)	153	3,238	(1,155)	(91)
Adjusted net income	**$ 19,831**	**$ (777)**	**$ 5,656**	**$ (5,315)**	**$ 19,395**
Average stockholders' equity	$ 319,703	$ 57,133	$ 84,445	$ 61,178	$ 522,459
Adjusted return on average equity	**24.8%**	**-5.4%**	**26.8%**	**NM%**	**14.8%**

Three Months Ended September 30, 2021

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 13,337	$ 6,267	(4,700)	(11,320)	3,584
Less: Income tax (benefit) expense	(3,394)	14	1,591	1,552	(237)
Less: Net realized and unrealized gains (losses)	7,428	(1,055)	10,396	-	16,769
Plus: Intangibles amortization [1]	3,830	-	-	-	3,830
Plus: Stock-based compensation expense	475	-	197	832	1,504
Plus: Non-recurring expenses	(28)	-	448	-	420
Plus: Non-cash fair value adjustments	-	-	(815)	-	(815)
Less: Tax on adjustments [2]	(2,115)	(1,265)	(1,595)	650	(4,325)
Adjusted net income	**$ 19,533**	**$ 3,961**	**$ 5,522**	**$ (8,286)**	**$ 20,730**
Average stockholders' equity	$ 291,281	$ 68,925	$ 118,729	$ (75,340)	$ 403,595
Adjusted return on average equity	**26.8%**	**23.0%**	**18.6%**	**NM%**	**20.5%**

Trailing Twelve Months Ended September 30, 2022

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 59,345	$ 6,638	24,763	(50,876)	39,870
Less: Income tax (benefit) expense	(18,380)	(1,308)	(4,111)	(17,613)	(41,412)
Less: Net realized and unrealized gains (losses)	24,423	(8,699)	(7,872)	-	7,852
Plus: Intangibles amortization [1]	15,976	-	-	-	15,976
Plus: Stock-based compensation expense	3,035	-	102	12,187	15,324
Plus: Non-recurring expenses	1,643	-	(660)	2,108	3,091
Plus: Non-cash fair value adjustments	-	-	2,551	-	2,551
Less: Tax on adjustments [2]	(5,767)	1,802	1,108	25,296	22,439
Adjusted net income	**$ 80,275**	**$ (1,567)**	**$ 15,881**	**$ (28,898)**	**$ 65,691**
Average stockholders' equity	$ 304,347	$ 60,218	$ 91,270	$ 5,024	$ 460,858
Adjusted return on average equity	**26.4%**	**-2.6%**	**17.4%**	**NM%**	**14.3%**

Nine Months Ended September 30, 2022

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 39,057	$ 3,350	20,468	(33,895)	28,980
Less: Income tax (benefit) expense	(11,099)	(874)	(3,469)	(16,095)	(31,537)
Less: Net realized and unrealized gains (losses)	23,151	(7,976)	(8,293)	-	6,882
Plus: Intangibles amortization [1]	12,146	-	-	-	12,146
Plus: Stock-based compensation expense	2,376	-	98	5,437	7,911
Plus: Non-recurring expenses	1,561	-	(869)	2,108	2,800
Plus: Non-cash fair value adjustments	0	-	3,554	-	3,554
Less: Tax on adjustments [2]	(7,299)	1,984	1,783	21,629	18,097
Adjusted net income	**$ 59,893**	**$ (3,516)**	**$ 13,272**	**$ (20,816)**	**$ 48,833**
Average stockholders' equity	$ 309,042	$ 58,558	$ 94,169	$ (1,891)	$ 459,878
Adjusted return on average equity	**25.8%**	**-8.0%**	**18.8%**	**NM%**	**14.2%**

Nine Months Ended September 30, 2021

	Insurance	Tiptree Capital: Mortgage	Tiptree Capital: Other	Corporate	Total
Income (loss) before taxes	$ 49,569	$ 25,119	12,914	(33,151)	54,451
Less: Income tax (benefit) expense	(11,157)	(4,448)	(1,350)	5,539	(11,416)
Less: Net realized and unrealized gains (losses)	(5,004)	(5,075)	(3,512)	-	(13,591)
Plus: Intangibles amortization [1]	11,499	-	-	-	11,499
Plus: Stock-based compensation expense	1,347	331	209	1,831	3,718
Plus: Non-recurring expenses	2,076	-	729	2,171	4,976
Plus: Non-cash fair value adjustments	-	-	(2,167)	-	(2,167)
Less: Tax on adjustments [2]	(1,930)	(442)	1,330	582	(460)
Adjusted net income	**$ 46,400**	**$ 15,485**	**$ 8,153**	**$ (23,028)**	**$ 47,010**
Average stockholders' equity	$ 296,125	$ 62,093	$ 110,818	$ (81,196)	$ 387,840
Adjusted return on average equity	**20.9%**	**33.3%**	**9.8%**	**NM%**	**16.2%**

The footnotes below correspond to the tables above, under "—Adjusted Net Income - Non-GAAP and "—Adjusted Return on Average Equity - Non-GAAP".

Adjusted net income is presented before the impacts of non-controlling interests. Tiptree's subsidiary ownership percentage as of September 30, 2022 was Fortegra 79.5%, Tiptree Marine 95%, Reliance (Mortgage) 97%.

(1) Specifically associated with acquisition purchase accounting. See Note (9) Goodwill and Intangible Assets, net.

(2) Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts. For the three, six and twelve months ended June 30, 2022, included in the adjustment is an add-back of $25.5 million related to deferred tax expense from the WP Transaction.

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TiptreeInc. ir@tiptreeinc.com